Exhibit 10.14

Date: December 28, 2008

Wang Guozhu
Zhang Guiping
Yan Weidong
Zhang Yong
Xing Xiu’e
Xu Yong
Wang Wei
Gao Xiling
Guo Chenglin
Wu Weiping
Bai Rong
Wu Jin
Ding Zhibo
Pu Feng
Guan Zheng
Yang Aifang

and

Xi’an Pharmaceuticals Development Co., Ltd.

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Agreement on Share Pledge

Agreement on Share Pledge

Party A

1. Wang Guozho, a citizen of PRC with ID Card number [220182196302120058]

2. Zang Guiping, a citizen of PRC with ID Card number [370111196606022016]

3. Yan Weidong, a citizen of PRC with ID Card number [370104196812022910]

4. Zhang Yong, a citizen of PRC with ID Card number [610404196907211075]

5. Xing Xiu’e, a citizen of PRC with ID Card number [23102719440726502X]

6. Xu Yong, a citizen of PRC with ID Card number [610104197007086115]

7. Wang Wei, a citizen of PRC with ID Card number [152101196808080618]

8. Gao Xiling, a citizen of PRC with ID Card number [610402195703122700]

9. Guo Chenglin, a citizen of PRC with ID Card number [610403197110230058]

10. Wu Weiping, a citizen of PRC with ID Card number [610403198202050067]

11. Bai Rong, a citizen of PRC with ID Card number [62050319790316422X]

12. Wu Jin, a citizen of PRC with ID Card number [610125198301140529]

13. Ding Zhibo, a citizen of PRC with ID Card number [2310271972041055018]

14. Pu Feng, a citizen of PRC with ID Card number [61040419700726052X]

15. Guan Zheng, a citizen of PRC an ID Car number [9370111196701102030]

16 Yaing Airfang, a citizen of PRC and ID Car number [612621194610101027]

Address: c/o 24th Floor, Building A, Zhengxin Mansion, No. 5 of 1st Gaoxin Road, Hi-Tech Development Zone, Xi’an City, People’s Republic of China

Party B (Pledgee): Xi’an Pharmaceuticals Development Co., Ltd.
Address: Room C901, 16 Gaoxin 1 Rd., Xi’an High-tech Zone, Xi’an, Shaanxi Legal Representative: Chen Ying

Whereas:

1. Party B, the shareholders of Xi’an Qinba Pharmaceuticals Co., Ltd. and Xi’an Qinba Pharmaceuticals Co., Ltd.  (hereinafter referred to as ‘Xi’an Qinba”) entered into several agreements, including Agreement on Entrustment for Operation and Management, Exclusive Option Agreement, Shareholders’ Voting Proxy Agreement and Contract of Cooperation Development (hereinafter referred to as the Agreements) on December 28, 2008;

2. To ensure that Party A performs under the Agreements Party A is willing to pledge its full share in Xi’an Qinba, i.e., 100% share of Xi’an Qinba, (hereinafter referred to as “Pledged Share”) as pledge to Party B and Party B accepts such pledge;

On the basis of friendly cooperation and in the principle of equality and mutual benefit, all parties enter into this Agreement on Share Pledge on December 28, 2008.

Article 1.

In accordance with Chinese laws and terms and conditions of this Agreement, Party A, as the legitimate holder of the pledged shares, creates pledge rights on the pledged shares with Party B as the Pledgee as the security for Party A’s performance of its liabilities under the Agreements (hereinafter referred to as “Guaranteed Liabilities”) ..

Article 2.

The pledge term created hereunder shall start from the effective date of this Agreement till the date when all guaranteed liabilities are unconditionally paid off.

Article 3.

Should any breach occurs under the Agreements, Party B is entitled to adopt any of the following methods to dispose of the Pledged Share hereunder for compensating the losses it suffered from such breach event:

(a) sell, auction, transfer, or other manners to dispose off all or part of the Pledged Share under the terms and manners deemed appropriated by Party B, and enjoy priority to be compensated by the gained amount;

(b) request Party A and other shareholders of Xi’an Qinba to complete all procedures for transferring Pledged Share in accordance with the Articles of Association of Xi’an Qinba; or

(c) any other possible necessary acts of Party B permitted by Chinese laws.
Article 4.

Unless Party B gives prior written consent, Party A hereby commits and warrants that as long as the Guaranteed Liabilities or any part thereof has not been fully paid, during the term of this Agreement, Party A will not:

(a) sell, lease, donate, transfer, or by any other manners to dispose of the Pledged Share, in whole or in part;

(b) crease or maintain any pledge or other encumbrances of any nature on the Pledged Share for the benefit of any third party;

(c) amend or in other ways alter the Articles of Association or share holders agreement of Xi’an Qinba; or

(d) adopt any acts which may be against or damage any rights enjoyed by Party B in the Pledged Share under this Agreement.

Article 5.

Party A shall fully comply with all Chinese laws and regulations relevant to share pledge, and to the extent as permitted by Chinese laws, use its best endeavor to promptly complete all procedures of registration, approval, filing or permission required for share pledge under any applicable laws and regulations upon the execution of this Agreement.  All these procedures are to ensure Party B legitimately and effectively enjoys the pledge right of the Pledged Share all the time.

Article 6.

 Any dispute arising from the interpretation and performance of this contract, shall be settled through friendly negotiation by Party A and Party B. Where negotiation fails, either party may submit such dispute to the court of jurisdiction for settlement.

Article 7.

This contract is made in duplicate, with each party holding one. It will come into force on the date of execution as first above written.  Party A and Party B shall immediately record the share pledge specified in this Agreement in the list of shareholders retained by Xi’an Qinba and complete pledge registration at competent authority in the circumstance as permitted by Chinese law practice after the effective date.

In witness whereof, each Party has caused its representative to sign this Agreement on the date first above written.

Party A:

/s/ Wang Guozhu	/s/ Zhang Guiping
Wang Guozhu	Zhang Guiping

/s/ Yan Weidong	/s/ Zhang Yong
Yan Weidong	Zhang Yong

/s/ Xing Xiu’e	/s/ Xu Yong
Xing Xiu’e	Xu Yong

/s/ Wang Wei	/s/ Gao Xiling
Wang Wei	Gao Xiling

/s/ Guo Chenglin	/s/ Wu Weiping
Guo Chenglin	Wu Weiping

/s/ Bai Ron	/s/ Wu Jin
Bai Rong	Wu Jin

/s/ Ding Zhibo	/s/ Guan Zheng
Ding Zhibo	Guan Zheng

/s/ Pu Feng	/s/ Yang Aifang
Pu Feng	Yang Aifang

Party B: Xi’an Pharmaceuticals Development Co., Ltd.

Legal Representative:   /s/ Chen Ying
              Chen Ying